EXHIBIT 5.1


                          Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                            New York, New York 10038


August 27, 1998



The Money Store Inc.
707 West Third Street
West Sacramento, California  95605

Re: The Money Store Inc. - Registration Statement on Form S-3 (No. 333-60771)

Gentlemen:

We have acted as special counsel to The Money Store Inc., a New Jersey corporation (the "Company"), and certain of its subsidiaries (the "Originators"), in connection with the preparation of the registration statement on Form S-3 (No. 333-60771) (the "Registration Statement") relating to the proposed offering from time to time in one or more series (each, a "Series") by one or more trusts of TMS Asset Backed Notes (the "Notes") and TMS Asset Backed Certificates (the "Certificates," and, together with the Notes, the "Securities"). The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). As set forth in the Registration Statement, each Series of Securities is to be issued under and pursuant to the terms of a separate pooling and servicing agreement, or sale and servicing agreement, trust agreement, and indenture (each, an "Agreement") between the Company, one or more of the Originators and an independent trustee (the "Trustee") to be identified in the Prospectus Supplement for each Series of Securities.

As such counsel, we have examined copies of the Certificate of Incorporation and By-Laws of the Company, the Registration Statement, each base Prospectus and a form of each Prospectus Supplement included therein, the form of each Agreement, and originals or copies of such other corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents and have made such examinations of law, as we have deemed necessary to form the basis for the opinions hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinions, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the federal laws of the United States of America and the laws of the State of New York.

Based upon and subject to the foregoing, we are of the opinion that:

     1. When the issuance, execution and delivery of each Series of Notes have been authorized by all necessary corporate action of the Company and the Originators in accordance with the provisions of the related Agreement or Agreements, and when such Notes have been duly executed and delivered, authenticated by the Trustee and sold as described in the Registration Statement, assuming that the terms of such Notes are otherwise in compliance with applicable law at such time, such Notes will constitute valid and binding obligations of the issuer thereof in accordance with their terms and the terms of such Agreement or Agreements. This opinion is subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and we express no opinion with respect to the application of equitable principles or remedies in any proceeding, whether at law or in equity.

     2. When the issuance, execution and delivery of each Series of Certificates have been authorized by all necessary corporate action of the Company and the Originators in accordance with the provisions of the related Agreement or Agreements, and when such Certificates have been duly executed and delivered, authenticated by the Trustee and sold as described in the Registration Statement, assuming that the terms of such Certificates are otherwise in compliance with applicable law at such time, such Certificates will be legally issued, fully paid and non-assessable and entitled to the benefits of the related Agreement.

     3. The information in each Prospectus under the caption "Federal Income Tax Consequences," and in the second form of Prospectus Supplement contained as part of the Registration Statement under the caption "Risk Factors -- Federal Income Tax Considerations," to the extent that it constitutes matters of law or legal conclusions, sets forth our opinion with respect to the material Federal income tax consequences of an investment in the Securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to this firm in each Prospectus and each related Prospectus Supplement which forms a part of the Registration Statement and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any dealer in connection with the registration of the Securities under the securities or blue sky laws of any state or jurisdiction. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Stroock & Stroock & Lavan LLP

STROOCK & STROOCK & LAVAN LLP